UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported) December 2, 2013

FUSE SCIENCE, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction

of Incorporation)

000-22991	87-0460247
(Commission File Number)	(IRS Employer Identification No.)

6135 NW 167th Street, #E-21 Miami Lakes, Florida	33015
(Address of Principal Executive Offices)	(Zip Code)

(305) 503-3873

(Registrant’s telephone number, Including Area Code)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

As used in this Current Report on Form 8-K and unless otherwise indicated, the terms the “Company,,” “Fuse,” “we,” “us,” and “our” refer to Fuse Science, Inc., unless the context requires otherwise.

Item 1.01.	Entry Into a Material Definitive Agreement.

The disclosure set forth below under Item 3.02, Unregistered Sales of Equity Securities is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

On December 2, 2013, we concluded an exchange offer pursuant to which we repurchased our outstanding Series A Warrants (the “Series A Warrants”) and Exchange Warrants (the “Exchange Warrants”) from the holders thereof (the “Holders”). These Series A Warrants were originally issued on March 7, 2013 pursuant to a Securities Purchase Agreement dated March 4, 2013, among the Company and certain investors and were scheduled to expire on March 7, 2018. The Exchange Warrants were issued in a private exchange offer completed on March 14, 2013 and were scheduled to expire on March 14, 2018. The exchange offer reflects Fuse’s ongoing efforts to reduce market overhang.

Under Exchange Agreements entered into between the Company and the Holders, the Holders of Series A Warrants to purchase an aggregate of 18,991,054 shares of our common stock and Exchange Warrants to purchase an aggregate of 8,530,792 shares of our common stock agreed to exchange their Series A Warrants and/or their Exchange Warrants for an aggregate of 81,234,016 shares of our common stock (the “Exchange Shares”).

The Exchange Shares are being issued to the Holders pursuant to the exemption from registration afforded by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUSE SCIENCE, INC.

By: /s/ Brian Tuffin Brian Tuffin, Chief Executive Officer and Acting Chief Financial Officer

Dated: December 3, 2013